UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 11, 2018 (October 11, 2018)

SOLAR SENIOR CAPITAL LTD.

(Exact name of registrant as specified in its charter)

Maryland	814-00849	27-4288022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Solar Senior Capital Ltd. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on October 11, 2018 and submitted two matters to the vote of the stockholders. A summary of the matters voted upon by shareholders is set forth below.

1. Stockholders elected one nominee for director, who will serve for a three-year term to expire at the 2021 Annual Meeting of Stockholders based on the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
David S. Wachter	8,662,232	953,388	—

2. Stockholders approved a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its Board of Directors and compliance with the conditions set forth in the proxy statement pertaining thereto (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering) based on the following votes:

	For	Against	Abstain	Broker Non-Votes
With Affiliates	8,320,705	1,104,344	190,571	—
% of Voted	86.53%	11.48%	1.98%	—
% of Outstanding	51.87%	6.88%	1.19%	—
Without Affiliates	6,426,101	1,104,344	190,571	—
% of Voted	83.23%	14.30%	2.47%	—
% of Outstanding	45.43%	7.81%	1.35%	—

For purposes of this proposal, the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company was required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is the less.

3. Stockholder approved a proposal to authorize the Company to immediately become subject to a minimum asset coverage ratio of at least 150% (the “Reduced Asset Coverage Ratio”), permitting the Company to double the amount of its debt incurrence effective October 12, 2018.

Votes For	Votes Against	Abstain	Broker Non-Votes
8,927,845	493,210	194,565	—

The Company previously announced that its board of directors (the “Board”), including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act), approved the Reduced Asset Coverage Ratio, which would have become effective August 2, 2019. However, as a result of the stockholder approval at the Meeting, effective October 12, 2018, the asset coverage ratio under the 1940 Act applicable to the Company will be decreased from 200% to 150%, permitting the Company to incur additional leverage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2018	SOLAR SENIOR CAPITAL LTD.

	By:	/s/ Richard L. Peteka
Richard L. Peteka
Secretary